Exhibit 23

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-73273) of MicroAge, Inc. of our report dated August 11, 2000 relating to the financial statements of the MicroAge, Inc. Retirement Savings and Employee Stock Ownership Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Phoenix, Arizona
September 6, 2000